SPRIZA PROVIDES CORPORATE UPDATE

El Segundo, CA, March 18, 2014 (PRNewswire-iReach) – Spriza, Inc. (“Spriza”) (OTCQB:SPRZ), today announced additions to its Board of Directors, provides a corporate update, and introduces investors to Spriza through an investor video at https://vimeo.com/89067116 and to its website at www.spriza.com.

Spriza has signed several brands to launch contests on its online contest marketing solution platform, SPRIZA™, to market their brands to a specific demographic unique to their individual brands. Spriza is also in negotiations with Fortune 500 companies to run online contests.  SPRIZA™ will officially launch the week of March 18th with several contests running.

Spriza has finalized its international licensing model and is currently identifying licensees for international expansion in Asia, Europe and South America.

Rob Danard, CEO of Spriza, said, “Many corporate leaders in the social media sector have established high corporate valuations while struggling to monetize their platforms. Spriza’s SPRIZA™ technology is designed to integrate seamlessly within existing Social Media platforms. We expect to grow our revenues through multiple streams including contest revenue, lead generation, ecommerce conversion and ongoing marketing initiatives.”

Spriza Board of Directors Additions:

Chris Robbins – Mr. Robbins has joined the Board of Directors and has been appointed Chief Financial Officer, Secretary and Treasurer. Mr. Robbins has extensive experience with financial reporting for public companies and will have an active role in Spriza’s ongoing operations. Mr. Robbins has over 20 years of public company experience in the areas of financing, corporate governance, audit and disclosure requirements for both US and Canadian public companies.

Russ Krywolt – Mr. Krywolt has joined the Board of Directors. Mr. Krywolt was instrumental in developing early versions of the Spriza contest platform and provides Spriza with his depth of knowledge in the technology sector. Mr. Krywolt received his Masters in Computer Science in 1993 from the University of British Columbia.

Justin Sather – Mr. Sather has joined the Board of Directors. Mr. Sather is an active scout for the New York Rangers Hockey Organization. Mr. Sather’s years as a professional sports agent have given him an extensive background in sales and negotiating. Mr. Sather has a degree in Public Relations and Advertising from Gonzaga University.

About Spriza, Inc:

Spriza, Inc. is an emerging growth public company and has its shares trade on the OTCQB under the symbol “SPRZ”.

Spriza’s intellectual property is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution “SPRIZA™”. SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with most Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Investor Relations:
Martin E. Janis & Company, Inc.
Bev Jedynak
312-943-1123
bjedynak@janispr.com
ir@spriza.com
info@spriza.com

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SOURCE: Spriza, Inc.